Exhibit 10.100



                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                                  BANK ONE, NA

                                    AS LENDER

                                       AND

                                  E-LOAN, INC.

                                   AS BORROWER

                                 EFFECTIVE AS OF

                                  APRIL 2, 2001

                                 COLUMBUS, OHIO

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                                                                  Exhibit 10.100


                                 LOAN AGREEMENT

       THIS LOAN AGREEMENT ("Agreement") is entered into as of April 2, 2001, by and between E-LOAN, INC., a Delaware corporation ("Borrower") and BANK ONE, NA, a national banking association with its principal office in Columbus, Ohio ("Lender').

                                 R E C I T A L S

       A. Borrower is engaged in the business of originating and selling Contracts (as hereinafter defined) to finance the purchase of motor vehicles.

       B. The Borrower desires to borrow funds from Lender to finance Borrower's working capital needs arising in the ordinary course of business, which borrowings are to be secured by all of the assets of Borrower.

       C. Based upon the foregoing and subject to the terms and conditions hereinafter set forth, Lender is willing to make loans to Borrower.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

                                    AGREEMENT

SECTION 1. CERTAIN DEFINITIONS AND TERMS

       As used herein, the following terms shall have the meanings herein indicated:

       1.1    ADVANCE REQUEST has the meaning set forth in Section 2.2.

       1.2 AFFILIATE means any Person who (i) would be an "affiliate" of Borrower within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as such regulations and Act are amended and in effect on the date in question, if such Person were subject to such Act and regulations, or (ii) owns any legal or beneficial interest of twenty-five percent (25%) or more in such Person, is a director or officer of Borrower, or is a relative of any of the Persons described in this clause (ii).

       1.3 AGREEMENT means this Loan Agreement, including any Schedules and Exhibits hereto, as the same may be in effect from time to time after giving effect to any amendments, supplements, increases, extensions, and renewals hereof.

       1.4 BORROWING BASE means, at any date of determination, an amount equal to 92% of the aggregate amount of the principal balances outstanding under the Eligible Contracts as calculated by Borrower's accounting systems and as agreed to by Lender; provided, however, at any date of determination, no more than ten percent (10%) of the

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                                                                  Exhibit 10.100


Borrowing Base calculation shall be attributable to: (i) Sub Prime Contracts; or
(ii) Contracts which have been included in the Borrowing Base calculation for longer than six (6) days. The Borrowing Base value of each Eligible Contract shall amortize monthly by the reduction in principal balance of such Eligible Contract calculated on the basis of a simple interest amortization.

       1.5    BORROWING  BASE  REPORT  means  a  certificate   containing   such
information as Lender may request concerning the amount or calculation of the Borrowing Base.

       1.6    BORROWING DATE has the meaning set forth in Section 2.2.

       1.7 BUSINESS DAY means any day excluding Saturday, Sunday and holidays and excluding any other day on which Lender is required or authorized to close.

       1.8    CLAIM has the meaning set forth in Section 5.1 (e).

       1.9    CLOSING DATE means the date of the initial advance hereunder.

       1.10 CODE means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

       1.11 COLLATERAL means all present and future tangible or intangible property and rights of any kind in which the Lender is granted a Lien pursuant to the Security Documents or this Agreement (whether or not perfected) and shall include all property of Borrower including, without limitation, all Contracts. The Lien of Lender shall be the only Lien on Contracts of Borrower.

       1.12 COMMITMENT means the commitment of the Lender to make Revolving Credit Loans to Borrower pursuant to Section 2.1 hereof in an aggregate principal amount at any one time outstanding not to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000) or such lower amount as may be provided for pursuant to the terms of this Agreement.

       1.13 COMMITMENT FEE means a fee paid to Lender by Borrower in the amount of One Hundred and Twenty-Five Thousand and 00/100 Dollars ($125,000), as a condition precedent to this Agreement.

       1.14 COMMITMENT PERIOD means the period from and including the Closing Date to, but not including, the Commitment Termination Date.

       1.15 COMMITMENT TERMINATION DATE means the earlier of (i) noon, Eastern Time, on the first anniversary of the Closing Date, and (ii) the date on which the Commitment is otherwise terminated in accordance with the terms of this Agreement.

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                                                                  Exhibit 10.100


       1.16 CONTRACTS means chattel paper, other instruments or documents arising from direct loans for the purchase or refinance of motor vehicles evidencing both a debt and security interest in such motor vehicles.

       1.17 CONTRACT PURCHASER means a financial institution acceptable to Lender which has entered into a Contract Purchase Agreement with Borrower.

       1.18 CONTRACT PURCHASE AGREEMENT means a written agreement between Borrower and a Contract Purchaser whereby the Borrower agrees to sell and the Contract Purchaser agrees to purchase Contracts which satisfy such Contract Purchaser's Loan Guidelines. All of the Borrower's Contract Purchase Agreements are attached hereto as EXHIBIT C.

       1.19 CURRENT FINANCIALS means the Financial Statements of Borrower for the fiscal year ending December 31, 2000, and the month ending February 28, 2001.

       1.20   DEALER means a retail seller of motor vehicles.

       1.21 DEALER AGREEMENT means an agreement between Borrower and a Dealer whereby Borrower agrees to make a direct loan to a consumer for the purchase of a motor vehicle from Dealer, provided that Dealer performs certain acts and provides certain documentation to Borrower, which agreement is in the form of EXHIBIT D.

       1.22 DEALER DRAFT means an instrument executed and delivered by the Borrower to a Dealer to fund consumer's purchase of a motor vehicle.

       1.23 DEBT of any Person includes, without duplication, (i) all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, (ii) all obligations of such Person for borrowed money, (iii) all obligations of such Person evidenced by bonds, debentures, notes and other similar instruments, (iv) all obligations of such Person upon which interest charges are customarily paid, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid, in each case, within thirty (30) days of the date when each such account is payable), (vii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases in respect of which such Person is liable as lessee, and
(viii) all Debt of the types referred to in clauses (i) through (vii) above directly or indirectly guaranteed by such Person.

       1.24 DEFAULT means any event which with the passage of time or the giving of notice or both will be an Event of Default.

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                                                                  Exhibit 10.100


       1.25   DEFAULT RATE has the meaning set forth in Section 2.7

       1.26 ELIGIBLE CONTRACT means a Contract payable to Borrower which meets all of the following requirements at all relevant times, including, without limitation, at the time of presentation of each Borrowing Base Report:

              (a) arises from the finance by Borrower in the ordinary course of Borrower's business of an obligor's purchase of a motor vehicle within thirty
(30) days of any date of determination;

              (b) complies with the Loan Guidelines of a Contract Purchaser and is subject to purchase by Contract Purchasers within three (3) Business Days of receipt by Borrower of all documentation required under the Borrower's Dealer Agreement;

              (c) is subject to the Dealer Agreement requiring the Dealer to supply documentation as set forth therein;

              (d) has not been included in the Borrowing Base calculation for more than ten (10) Business Days;

              (e) represents a valid and binding obligation enforceable in accordance with its terms for the amount outstanding thereof without offset, counterclaim or defense (whether actual or alleged) and is not subject to rescission;

              (f) complies in all respects with applicable Law, including, without limitation, truth in lending and credit disclosure laws and regulations;

              (g) is secured by a first priority security interest in and lien on the motor vehicle financed by such Contract and Lender has been granted a first priority perfected Lien on such collateral interest of Borrower and a first priority perfected Lien on the Contract and the Contract is free and clear of any liens or claims of any other Person;

              (h)    the   obligor   thereon  is  not  subject  to  any  pending
receivership, insolvency or bankruptcy proceeding;

              (i) the obligor thereon is not an Affiliate of Borrower or employed by Borrower;

              (j) the obligor thereunder has a FICO score of at least 500 and has accepted delivery of and is in possession of the motor vehicle subject of the Contract and such vehicle has not been returned by the obligor or repossessed by Borrower;

              (k) the first payment thereunder is due within forty-five (45) days of the Contract's origination;

              (l)    all payments under the Contract are current;

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                                                                  Exhibit 10.100


              (m) the terms and provisions thereof have not been amended, modified or extended;

              (n)    has not been charged-off;

              (o) complies with other criteria which Lender may establish at any time and from time to time, within its sole discretion.

       At the  discretion  of  Lender,  a  Contract  may be deemed  an  Eligible
Contract pending receipt by Lender of documentation required by Lender to determine eligibility. Lender reserves the right to determine if a Contract complies with the foregoing criteria, in its sole discretion. An Eligible Contract shall become ineligible at any time in which it fails to meet the foregoing criteria.

       1.27 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

       1.28 ERISA AFFILIATE means any Person who for purposes of Title IV of ERISA is a member of Borrower's control group, or who is under common control with Borrower, within the meaniof Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

       1.29 EVENT OF DEFAULT has the meaning set forth in Section 6 of this Agreement and in the Loan Documents.

       1.30 FINANCIAL REPORT CERTIFICATE means a certificate containing such certifications, statements, calculations, explanations, and conclusions as Lender may require concerning compliance with the Loan Documents in form and substance satisfactory to Lender, presently in the form of EXHIBIT B.

       1.31 FINANCIAL STATEMENTS means balance sheets, profit and loss statements, and statements of cash flows prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP.

       1.32 GAAP means all applicable generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Current Financials.

       1.33 GOVERNMENTAL AUTHORITY means any nation or government, any state, county, or city and any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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                                                                  Exhibit 10.100


       1.34   LNDEMNIFIED PARTY has the meaning set forth in Section 5.1(e).

       1.35   INDEMNITY MATTERS has the meaning set forth in Section 5.1 (e).

       1.36 LAW means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any Governmental Authority.

       1.37 LIBOR RATE means the offered rate for the period equal to or next greater than the ninety (90) day rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m., City of London, England time, two London Business Days prior to the first day of the calendar month as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters for the purpose of displaying such rate. In the event such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as theretofore used to determine such offered rate. The LIBOR Rate shall be a fixed rate for the duration of each calendar month. The initial LIBOR Rate shall be the rate in effect two (2) Business Days prior to the Closing Date and shall be adjusted on the last day of each calendar month to the LIBOR Rate in effect two (2) Business Days prior to such date.

       1.38 LIEN means any mortgage, pledge, assignment, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

       1.39 LITIGATION means any proceeding, claim, lawsuit or investigation conducted or threatened by or before any Governmental Authority.

       1.40 LOAN DOCUMENT(S) means this Agreement, the Revolving Credit Note, the Security Documents and any other agreements, notes, guaranties, certificates, instruments or other documents delivered pursuant to or therewith as the same may be amended, modified, supplemented, extended or restated.

       1.41 LOAN GUIDELINES means the loan guidelines issued to Borrower by a Contract Purchaser pursuant to which Borrower enters into or purchases and sells Eligible Contracts.

       1.42 MATERIAL ADVERSE EFFECT means any set of circumstances or events which would reasonably be expected to (i) have any adverse effect upon the validity or enforceability of any Loan Document, (ii) be material and adverse to the financial condition or business operations of Borrower or to the prospects of Borrower, or (iii) cause a Default or an Event of Default.

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                                                                  Exhibit 10.100


       1.43 MATERIAL ASSETS means any asset which has a book or appraised value of or is sold for consideration of $20,000 or more.

       1.44 MAXIMUM RATE means the maximum rate or amount of interest which Lender is allowed to contract for, charge, take, reserve or receive under applicable Law.

       1.45 MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001 (a) (3) of ERISA or Section 414 of the Code.

       1.46 OBLIGATIONS means (i) the obligation of Borrower for the due and punctual payment of the principal of and interest on the Revolving Credit Note when due, whether at maturity, by acceleration, by notice of voluntary prepayment or otherwise, (ii) all other obligations and all out-of-pocket expenses and indemnities now or hereafter existing of Borrower to Lender under this Agreement, (iii) all out-of-pocket costs and expenses, now or hereafter existing, that may be incurred by Lender in connection with the administration (as set forth in Section 5.1 (i)) and enforcement of the Loan Documents or the realization on the security provided for by the Loan Documents, (iv) the obligations of each of the pledgors, debtors, grantors, mortgagors, guarantors or other Person obligated to Lender under the Security Documents, and (v) all obligations of Borrower under Section 5.1 (e).

       1.47   PERMITTED LIENS has the meaning set forth in Section 4.13.

       1.48 PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or Governmental Authority.

       1.49 PLAN means any employee pension benefit plan as defined in Section 3(2) of ERISA that is covered by Title IV of ERISA (including a Multiemployer
Plan) or subject to the minimum funding standards of Section 412 of the Code which is or has been maintained for the employees of Borrower or any ERISA Affiliate.

       1.50   REVOLVING CREDIT LOANS has the meaning set forth in Section 2.l.

       1.51   REVOLVING CREDIT NOTE has the meaning set forth in Section 2.3.

       1.52   REVOLVING RATE has the meaning set forth in Section 2.5.

       1.53   RIGHTS means rights, remedies, powers, privileges and benefits.

       1.54 SECURITY AGREEMENTS means those certain security agreements by and between Borrower and the Lender in form and content acceptable to Lender and Borrower as the same may be amended, supplemented, or otherwise modified from time to time.

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                                                                  Exhibit 10.100


       1.55 SECURITY DOCUMENTS means (i) the Security Agreements and (ii) all other documents, certificates and instruments from time to time securing or guaranteeing the Obligations, in each case as the same may be amended, modified, restated, supplemented, renewed, extended, substituted for or replaced from time to time.

       1.56 SUBSIDIARY is every firm, corporation, association, partnership, joint venture, trust, or other entity of which an aggregate of fifty percent (50%) or more of the equity interests or the issued and outstanding stock having ordinary voting power (except directors' qualifying shares) is, at the time the determination is being made, is owned, either directly or indirectly, or is controlled by a Person in control of the Borrower or one or more such Person's Subsidiaries.

       1.57 SUB PRIME CONTRACT means Contracts with obligors who have a FICO score of between 500 and 599. For purposes of this Agreement, the term "Sub Prime Contract" shall not include Contracts with obligors who have a FICO score of below 500.

       1.58 TANGIBLE NET WORTH means total assets minus all indebtedness, obligations or liabilities of (excluding indebtedness, obligations or liabilities which are subordinated to the Obligations,) all determined in accordance  with GAAP;  provided,  however,  for purposes of any  computation of
Tangible Net Worth, "assets" shall not include (i) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), (ii) patents, trademarks, trade names, copyrights, and franchises,
(iii) Debt owed by any Affiliate of the Borrower, and (iv) all other similar assets which would be classified as intangible assets under GAAP.

       1.59 TAXES means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Governmental Authority.

       1.60 UCC means the Uniform Commercial Code as enacted in the State of Ohio or other applicable jurisdiction, as amended.

       1.61   UNUSED LINE FEE has the meaning set forth in Section 2.14.

SECTION 2. REVOLVING CREDIT FACILITY.

       2.1 REVOLVING CREDIT COMMITMENT. Subject to and in reliance upon the terms, conditions, representations and warranties contained in this Agreement, Lender agrees to make revolving credit loans to Borrower in one or more advances (the "Revolving Credit Loans") so long as the aggregate of the Revolving Credit Loans outstanding never exceeds the lesser of (a) an amount equal to the Borrowing Base or (b) the Commitment. Lender shall have no obligation to make any Revolving Credit Loan on a non-Business Day or on or after the Commitment Termination Date; provided that, Borrower' Obligations and Lender's Rights under the Loan Documents shall continue in full force and effect until the Obligations are paid and performed in full.

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                                                                  Exhibit 10.100


During the Commitment Period, Borrower may borrow, repay and reborrow the Revolving Credit Loans in whole or part, all in accordance with terms and conditions of this Agreement.

       2.2 BORROWING PROCEDURE; DISBURSEMENT. Each Revolving Credit Loan shall be made on Borrower's notice (the "Advance Request") to Lender requesting an advance on a certain date (the "Borrowing Date") together with a Borrowing Base Report. Lender shall exercise its best efforts to advance the requested funds by 3:00 PM Eastern Standard Time on the Borrowing Date; provided, however, any failure by Lender in such regard shall not be deemed or construed to be a breach by Lender under this Agreement. Each Advance Request shall be in a form acceptable to Lender and must be received by Lender no later than noon (Eastern Time on the Business Day of the Borrowing Date.

       2.3 REVOLVING CREDIT NOTE. All Revolving Credit Loans shall be evidenced by one (1) promissory note executed by Borrower, substantially in the form of EXHIBIT A attached hereto (the "Revolving Credit Note"), payable to the order of Lender, representing the obligation of Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender, together with interest thereon as prescribed by this Agreement.

       2.4 MANNER OF PAYMENTS. All payments made by Borrower to Lender hereunder on account of principal, interest or otherwise shall be received by Lender not later than noon, Eastern Time, at Lender's account number 980404443, ABA No. 044000037, at Lender's banking office in Columbus, Ohio or at such other place as Lender shall direct in Columbus, Ohio, in immediately available United States funds. Any payments made by Borrower to Lender by mail shall not be effective until received by Lender as set forth in this Section 2.4. If any payment by Borrower under this Agreement or the Revolving Credit Note is to be made on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time will in such case be included in computing interest in connection with such payment. All payments shall be made by Borrower to Lender without offset or other reduction.

       2.5 INTEREST. The Revolving Credit Loans shall bear interest from day to day at a rate per annum which shall, from day to day, be equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate then in effect plus two and one-half percent (2.50%) ("Revolving Rate").

       Accrued and unpaid interest on the Revolving Credit Loans for each month (or any shorter period) shall be payable monthly in arrears on the last day of such month (or shorter period), commencing on the first such date to occur after the date of this Agreement and continuing regularly and monthly thereafter until the Obligations evidenced by the Revolving Credit Note are paid in full; and, interest shall also be paid on the Commitment Termination Date (whether at stated maturity, by acceleration or otherwise) and, after the Commitment Termination Date, on demand.

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                                                                  Exhibit 10.100


       2.6    COMPUTATION OF INTEREST.

              (a)    Interest on the  Revolving  Credit Note shall be calculated on the basis of actual days elapsed, and computed on a year consisting of 360 days, subject to the provisions of Section 8.16 below. Further, for the purpose of computing interest, all items of payment received by Lender in immediately available funds shall be applied by Lender against the Obligations on the Business Day such payment is received and, any other items of payment received in a form other than immediately available funds shall be applied by Lender (subject to final payment of all drafts and other items) against the Obligations on the second Business Day after receipt. The determination of when a payment is received by Lender will be made in accordance with Section 2.4. Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be presumptively conclusive and binding on Borrower in the absence of manifest error, subject, however, to the provisions of Section 8.16 below.

              (b) Notwithstanding anything to the contrary in the Revolving Credit Note or herein contained, in the event that the Revolving Rate should ever exceed the Maximum Rate, thereby causing the interest accruing on any of the indebtedness evidenced by the Revolving Credit Note to be limited to such Maximum Rate, then any subsequent reduction in the LIBOR Rate shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued on such indebtedness equals the amount of interest which would have accrued on such indebtedness if the Revolving Rate had been in effect at all times in the period during which the rate charged thereon was limited to the Maximum Rate.

       2.7 DEFAULT RATE. At Lender's option and to the extent permitted by applicable Law and this Agreement, all past due Obligations shall bear interest from maturity (whether at stated maturity, by acceleration or otherwise) at the Revolving Rate then in effect plus three percent (3.0%) ("Default Rate") (provided, however, the Default Rate shall never exceed the Maximum Rate) until paid, regardless of whether such payment is made before or after entry of a judgment.

       2.8 PRINCIPAL PAYMENTS. Any unpaid principal balance of the Revolving Credit Note and any accrued and unpaid interest shall be due and payable on the Commitment Termination Date.

       2.9 MANDATORY PAYMENT OF REVOLVING CREDIT LOANS. Borrower shall establish an account in the name of Lender with Lender or an affiliate of Lender and shall deposit or cause to be deposited into such account all funds arising from or related to the Collateral, including, without limitation, all proceeds from the sale of Contracts to Contract Purchasers or otherwise, received by Borrower on a daily basis, which funds shall be applied by Lender to the Obligations of Borrower hereunder in the order and manner as Lender deems appropriate. Funds deposited in such account shall be deemed to be the property of Lender and Borrower shall have no right to make

                                                                  Exhibit 10.100


withdrawals from such account or otherwise have access to funds deposited into such account.

       If, at any time during the Commitment Period, (i) the unpaid principal balance of the Revolving Credit Note shall exceed the lesser of (a) the Borrowing Base, and (b) the Commitment, then, Borrower shall immediately repay, without premium or penalty, the Revolving Credit Loans in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment.

       2.10 CANCELLATION OF COMMITMENT. The Commitment shall, at the election of Lender, terminate upon the occurrence and continuance of an Event of Default; provided, however, that the Commitment shall automatically terminate upon the occurrence of an Event of Default pursuant to Section 6.4(a) through (f) and
Section 6.4 (i) (with respect to Section 6.4(a) through (f) inclusive). Borrower may terminate the Commitment and this Agreement in its entirety by giving written notice of such termination to Lender no less than twenty (20) days prior to the designated termination date, and on the designated termination date, all of the Obligations shall become due and payable in immediately available funds.

       2.11 VOLUNTARY PRINCIPAL PREPAYMENTS. Prior to the Commitment Termination Date, the Revolving Credit Loans may be prepaid in whole or in part at any time. Subject to the conditions of this Agreement, amounts so prepaid may be reborrowed hereunder, and this Agreement shall not be deemed to be terminated or canceled prior to the expiration or termination of Lender's commitment to lend hereunder solely because the Obligations may from time to time be paid in full.

       2.12 ORDER OF APPLICATION. At any time, including any time during which a Default or Event of Default has occurred and is continuing, all payments and prepayments of the Obligations, including proceeds from the exercise of any Rights under the Loan Documents or proceeds of any of the Collateral shall be applied to the Obligations in the order and manner as Lender deems appropriate.

       2.13 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loans to finance the working capital needs of Borrower arising in the ordinary course of business. All loan proceeds shall be used by Borrower only for legal and proper purposes (duly authorized by its governing body) which are consistent with all applicable Laws. The foregoing notwithstanding, Borrower shall not use any proceeds of the Revolving Credit Loans directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Bank One Corporation during the underwriting period and for thirty (30) days thereafter.

       2.14 UNUSED LINE FEE. Borrower shall pay to Lender an Unused Line Fee equal to one-quarter of one percent (.25%) per annum on the average amount of the unused portion of the Revolving Loan ("Unused Line Fee"). The Unused Line Fee will be in addition to the interest charge provided for herein and will be payable quarterly in

                                                                  Exhibit 10.100


arrears. The Unused Line Fee will be calculated on the basis of actual days elapsed, but computed as if each year consisted of three hundred and sixty (360) days.

       2.15 COMMITMENT FEE. Borrower shall pay to Lender the Commitment Fee, which Commitment Fee shall be in addition to the interest charge provided for herein.

SECTION 3. CONDITIONS PRECEDENT.

       3.1 INITIAL LOANS. Lender will not be obligated to make the initial Revolving Credit Loan unless it has received all of the items described on
SCHEDULE 3.1 in form and substance satisfactory to Lender and its legal counsel and unless Borrower has complied with all the conditions and terms described on
SCHEDULE 3.1 to the satisfaction of Lender and its legal counsel.

       3.2 EACH LOAN. In addition, Lender will not be obligated to make any Revolving Credit Loan unless (a) the Lender has received an Advance Request with respect to such proposed Revolving Credit Loan together with the information and documentation required by Section 5.3(c) of this Agreement and each statement or certification made by Borrower in the Advance Request shall be true and correct in all material respects on the Borrowing Date; (b) at the time of each Revolving Credit Loan (i) the representations and warranties made in the Loan
Documents are true and correct in all material respects, and (ii) neither any change in the financial condition or prospect of Borrower which could have a Material Adverse Effect nor any Default or Event of Default shall have occurred and shall be continuing; (c) the making of each Revolving Credit Loan is permitted by Law; (d) all conditions related to any Revolving Credit Loan are satisfactory to Lender and its counsel, and, if requested by Lender, Borrower shall have delivered to Lender evidence substantiating any of the conditions contained in this Agreement which are necessary to enable Borrower to qualify for any Revolving Credit Loan; and (e) Lender shall have received such other agreements, documents, instruments, information, approvals or opinions as Lender may reasonably request.

       The delivery of an Advance Request by Borrower and the acceptance by Borrower of the proceeds of any Loan hereunder shall each be deemed to constitute a representation and warranty by Borrower as to the matters specified in this Section 3.2.

       3.3 WAIVER OF CONDITIONS. Lender may, at its election, make any Revolving Credit Loan without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Revolving Credit Loan, unless Lender specifically waives each such item in writing.

SECTION 4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

                                                                  Exhibit 10.100


       4.1 ORGANIZATION AND POWERS. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is necessary, (iv) has the power and authority to execute, deliver and perform each Loan Document to which it is or will be a party, and (v) has taken all action necessary to authorize the execution, delivery and performance of the Loan Documents to which it is or will be a party.

       4.2 VALIDITY AND BINDING NATURE. This Agreement has been duly executed and delivered by Borrower and is, and each other Loan Document when executed and delivered by Borrower will be, a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and equitable principles relating to or affecting enforcement of creditors' rights generally or relief of debtors generally).

       4.3 COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower is not, nor will the execution, delivery and the performance of and compliance with the terms of the Loan Documents cause Borrower to be, in violation of any Laws or its bylaws or certificate of incorporation (as each may be amended). The execution, delivery and the performance of and compliance with the terms of the Loan Documents are not inconsistent with, and will not conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Loan Documents) upon any of the property, assets or revenues of Borrower pursuant to the terms of, any indenture, mortgage, lease, deed of trust, agreement, contract instrument or Law to which Borrower is a party or by which Borrower or any of Borrower's property, assets or revenue is bound or to which it is subject.

       4.4 PRIOR NAMES. Except as disclosed on SCHEDULE 4.4, in the last five years, Borrower has not transacted business under any other corporate or trade name, been a party to any merger, combination, or consolidation or acquired all or substantially all of the assets of any Person.

       4.5 RELATIONSHIP WITH LENDER. No Person who may be deemed to have "control" of Borrower is an "executive officer," "director," or "principal shareholder" of Lender or any correspondent of Lender, as such quoted terms are defined in Section 215.2 of Regulation 0 of the Board of Governors of the Federal Reserve System, as amended.

       4.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly the financial condition and the result of operations of Borrower as of, and for the portion of the fiscal year ending on, the date or dates thereof. All material liabilities (direct or indirect, fixed or contingent) of Borrower as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Between the date or dates of the Current Financials and the date hereof,

                                                                  Exhibit 10.100

there has been no material adverse change in the financial condition of Borrower, nor has Borrower incurred any material liability (direct or indirect, fixed or contingent).

       4.7 REGISTRATIONS AND LICENSES. Borrower possesses adequate authority and licenses including, without limitation licenses and registrations necessary to Eligible Contracts and to continue to conduct its business as presently conducted.

       4.8 LITIGATION. Except for the Litigation described on SCHEDULE 4.8, Borrower is not involved in, nor is Borrower aware of, any Litigation involving Borrower involving amounts in excess of $25,000, nor are there any outstanding or unpaid judgments against Borrower. None of the Litigation described on
SCHEDULE 4.8 could, collectively or individually, have a Material Adverse Effect if determined adversely against Borrower.

       4.9 TAXES. All tax returns and reports of Borrower required to be filed have been filed, and all Taxes imposed upon Borrower which are due and payable have been paid, other than Taxes being contested in good faith for which the criteria for Permitted Liens have been satisfied as set forth on SCHEDULE 4.13.

       4.10 GOVERNMENT REGULATION. Neither Borrower nor any transaction contemplated hereunder is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), any regulations promulgated by the Office of Foreign Assets Control as codified in Chapter V of 31 C.F.R., or any other Law (other than Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

       4.11 EMPLOYEE BENEFIT PLANS. Borrower does not currently sponsor or contribute to, nor has any contract or other obligation to contribute to (nor has Borrower in the preceding sixty (60) calendar months sponsored or contributed to, or contracted to or become otherwise obligated to contribute to) any Plan or any Multiemployer Plan, except as set forth on SCHEDULE 4.11.

       4.12 PURPOSE OF LOAN. The proceeds of the Advances will be used only for the purposes set forth in Section 2.13 and shall not be used (a) to purchase or carry any "Margin Stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), or (b) for any purpose in violation of Regulations G, T, U or X of said Board of Governors.

       4.13 PROPERTIES; LIENS; DEBT. Borrower has good and marketable title to all of its property. Except for Liens permitted by Lender to be listed on
SCHEDULE 4.13 and the Liens in favor of Lender (collectively, the "Permitted Liens"), there is no Lien on any of Borrower's property or income. Borrower has no Debt other than that listed on SCHEDULE 5.2(a).

                                                                  Exhibit 10.100


       4.14 MATERIAL AGREEMENTS. Borrower is not, nor will the execution, delivery and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in default (nor has any potential default occurred) under any material agreement, document or instrument other than such defaults or potential defaults which could not, individually or collectively, cause a Material Adverse Effect.

       4.15 NO CONSENTS. Except as set forth on SCHEDULE 4.15, no order, consent, approval, license, permit, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except as heretofore have been obtained or made), or exemption by, any Person is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect, or enforceability of the Loan Documents.

       4.16 SUBSIDIARIES AND AFFILIATES. Borrower has no Subsidiaries or Affiliates other than as disclosed on SCHEDULE 4.16 below.

       4.17 CAPITALIZATION AND CONTROL. The capitalization of Borrower as set forth on SCHEDULE 4.17 is true, correct and complete. All of the issued and outstanding stock of Borrower has been duly and validly issued in accordance with Borrower's organizational documents and all applicable requirements of law and is fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements granted or issued regarding the stock of Borrower and none are authorized, except as set forth in
Schedule 4.17.

       4.18 GENERAL. To the best of Borrower's knowledge, there are no facts or conditions relating to the Loan Documents, any of the Collateral or the financial condition and business of Borrower which could, individually or collectively, cause a Material Adverse Effect and which have not been revealed in writing to Lender. All writings heretofore or hereafter exhibited or delivered to Lender by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be. No information furnished to Lender by or on behalf of Borrower contains any material misstatement of fact or omits to state any fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading which would result in a Material Adverse Effect.

       4.19 CONTRACT PURCHASE AGREEMENTS. EXHIBIT D hereto represents all of Borrower's Contract Purchase Agreements; such agreements are in full force and effect; and, Borrower is not in default under any such agreement.

       4.20 SUBSEQUENT AFFIRMATIONS. Affirmations of the foregoing Representations and Warranties subsequent to the Closing Date shall be based on information delivered to Lender by Borrower as of the Closing Date (or subsequent information delivered by Borrower in compliance with Section 5.1(j), if any,) and Financial Statements to be supplied by Borrower subsequent to the Closing Date in compliance with Sections 5.3(a), 5.3(b) and 5.3(c).

                                                                  Exhibit 10.100


SECTION 5. COVENANTS.

       5.1 AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender, so long as this Agreement shall remain in effect and the principal of or interest on the Revolving Credit Note, or any other Obligation, shall be unpaid, as follows:

              5.1(a) COMPLIANCE WITH LAW; MAINTENANCE OF PROPERTIES. Borrower shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect at all times its existence and its rights, licenses and franchises, (ii) to continue to conduct its business substantially as now proposed to be conducted, (iii) to comply with all applicable Laws, the violation of which might have a Material Adverse Effect on the operations of Borrower or the Collateral, and (iv) to preserve all property in use or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterment and improvements thereto so its business carried on in connection therewith may be properly and advantageously conducted at all times. Failure to comply with this provision may be cured by Borrower within twenty (20) days of such failure; and upon such timely cure, Borrower shall be in compliance with this provision.

              5.1(b) INSURANCE. Borrower shall maintain comprehensive general liability and public liability insurance and such other types of insurance reasonably requested by Lender, all such insurance to be maintained with financially sound and reputable insurance companies, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in a similar business. All insurance insuring the Collateral shall name Lender as a loss payee.

              5.1(c) INSPECTION. Borrower shall permit any representative of the Lender to visit and inspect any of its property, including the Collateral, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers. If no Event of Default has occurred and is continuing, Lender shall give Borrower reasonable notice of such examination and such examination shall occur during regular business hours.

              5.1(d) FURTHER ASSURANCES. Borrower shall execute any and all further documents and take all further actions which may be required under applicable law, or which the Lender may request, to grant, preserve, protect and perfect the first priority Lien on the Collateral created by the Security Documents (subject only to Liens permitted by the Loan Documents), including without limitation, those actions required to perfect Liens on and assignment of any interest of Borrower in any Contract in accordance with the laws of the jurisdiction governing such Liens and the assignments.

              5.1(e) INDEMNITY.   Borrower  shall   indemnify   Lender  and  its
officers,   directors,   employees,   representatives,   agents,  attorneys  and
affiliates (each, an

                                                                  Exhibit 10.100


"Indemnified Party") from, hold each of them harmless against, promptly upon demand pay or reimburse each of them with respect to any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, causes of action, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (collectively, the "Indemnity Matters") other than those proximately resulting from an Indemnified Party's negligence or willful misconduct which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by Borrower of the proceeds of any of the Revolving Credit Loans, (ii) the breach of any representation or warranty set forth in any Loan Document, or (iii) any other aspect of this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), and all other expenses incurred in connection with investigating, defending or preparing to defend any such Indemnity Matter. Borrower shall be obligated to pay or reimburse each Indemnified Party for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by such Indemnified Party in connection with any Indemnity Matter at the time such costs and expenses are incurred and such Indemnified Party has given Borrower written notice thereof. Borrower's Obligations under this Section are subject to Section
8.14 hereof. In the event that any claim, demand, investigation, litigation or inquiry (a "Claim") is brought against any Indemnified Party, the Indemnified Party agrees to give written notice to Borrower with respect to same, together with a copy of such Claim, and so long as no Event of Default shall have occurred and be continuing, Borrower shall have the right in good faith and by appropriate proceedings to defend any Indemnity Matter and to employ counsel acceptable to the Indemnified Party to conduct such defense (at Borrower's sole expense) so long as such defense shall not involve any danger of the foreclosure, sale, forfeiture or loss of, or imposition of any Lien, other than a Permitted Lien, on any part of the Collateral, or subject any Indemnified Party to criminal liability. Should Borrower elect to engage its own counsel acceptable to the Indemnified Party and Lender, the Indemnified Party and Lender may continue to participate in the defense of any such Indemnified Matter and will retain the right to settle any such matter on terms and conditions satisfactory to Lender, Indemnified Party and Borrower. All such settlements shall be paid by and remain the sole responsibility of Borrower. In the event Borrower does not accept the defense of the Indemnity Matter as provided above, Indemnified Party shall have the full right to defend against such Claim, in its sole discretion, and pursue its rights hereunder.

              5.1(f) BOOKS AND RECORDS. Borrower shall keep, in accordance with GAAP, proper and complete books, records and accounts.

              5.1(g) TAXES. Borrower shall promptly pay when due any and all Taxes, except Taxes for which the criteria for Permitted Liens have been satisfied.

              5.1(h) PAYMENT OF OBLIGATIONS. Borrower shall promptly pay all of its Debt as it becomes due except to the extent that any such Debt is being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which

                                                                  Exhibit 10.100


reserves or other provisions (if any) required by GAAP shall have been made; provided, however, that except for payments to Borrower's mortgage warehouse lenders, Borrower shall not, directly or indirectly, make (i) any prepayment of principal of or interest on any Debt other than the Obligations, or (ii) any payment of principal of or interest on any Debt subordinated to the Obligations (such subordination to be in form and substance satisfactory to Lender) without the prior written consent of Lender.

              5.1(i) EXPENSES  OF  LENDER.   Whether  or  not  the  transactions
contemplated by this Agreement shall be consummated, Borrower shall pay on demand all out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel for Lender) in connection with the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification, release, supplement and waiver of the Loan Documents and the making, servicing and collection of the Obligations including, without limitation, the Obligations under Section 7.4.

              5.1(j) SUPPLEMENTED SCHEDULES. Borrower shall as soon as possible and in any event within fifteen (15) days after the occurrence thereof, supplement in writing and deliver to Lender revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date so as to cause the representations and warranties set forth herein to remain accurate and not misleading; provided, that, subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.

              5.1(k) LOAN GUIDELINES. The Contracts of Borrower shall comply at all times with Law, with the Loan Guidelines and the terms, conditions and disclosures in each lending relationship by and between Borrower and its customer.

              5.1(l) COLLATERAL DEPOSIT ACCOUNTS. In addition to the account to be established with Lender as required by section 2.9 of this Agreement, Borrower shall establish as soon as possible (and no later than within ninety
(90) days of the Closing Date) with Lender or an affiliate of Lender all accounts used by Borrower, in any way related to the Contracts if Lender can provide the same or similar services and features for such accounts as are presently being provided to Borrower.

              5.2 NEGATIVE COVENANTS. Borrower covenants and agrees with Lender, so long as this Agreement shall remain in effect and the principal of or interest on the Revolving Credit Note, or any other Obligation, shall be unpaid, as follows:

              5.2(a) DEBT. Without the prior written consent of Lender, Borrower shall not, directly or indirectly, create, incur or suffer to exist any direct, indirect, fixed or contingent liability or any Debt, except for (i) the Obligations, (ii) the Debt described on SCHEDULE 5.2(a), (iii) obligations to pay Taxes, (iv) accounts payable in the ordinary course of business, (v) salaries and wages, (vi) accrued expenses, deferred credits and loss contingencies which are properly classified as liabilities or indebtedness under

                                                                  Exhibit 10.100


GAAP, and (vii) Debt owing to any Person that is subordinated to the Obligations on terms and conditions satisfactory to Lender.

              5.2(b) LIENS. Without the prior written consent of Lender, Borrower shall not, directly or indirectly, (i) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except for (a) the Liens in favor of Lender, and (b) the Liens described on
SCHEDULE 4.13, if any, or (ii) enter into or permit to exist any arrangement or agreement, other than the Loan Documents, which directly or indirectly prohibits Borrower from creating or incurring any Lien on any of its assets.

              5.2(c) ACQUISITIONS, MERGERS AND DISSOLUTIONS. Without the prior written consent of Lender, Borrower shall not, directly or indirectly (i) acquire all or any substantial portion of the assets or stock of, or interest in, any Person, (ii) merge or consolidate with any Person, (iii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution) or (iv) otherwise undergo a change in control of more than twenty-five percent (25%) of the ownership of Borrower.

              5.2(d) LOANS, ADVANCES AND INVESTMENTS. Without the prior written consent of Lender, Borrower shall not directly or indirectly, make any loan, advance or extension of credit, or capital contribution to, make any investments in, or purchase or commit to purchase any stock or other securities or evidences of contractual obligations of, or interests in, any Person, except for (i) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, and (ii) certificates of deposit issued by commercial banks organized under the Laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profits of not less than $500,000, or completely insured by the Federal Deposit Insurance Corporation.

              5.2(e) EMPLOYEE BENEFIT PLANS. Borrower shall not, directly or indirectly, sponsor or contribute to, or create or suffer to exist any contractual or other obligation to contribute to, any Plan or Multiemployer Plan, other than those set forth on Schedule 4.11.

              5.2(f) DIVIDENDS.   Borrower   shall  not  pay  any  dividends  or
distributions to any Person if a Default or Event of Default has occurred or if such payment would result in the occurrence of a Default or Event of Default.

              5.2(g) ISSUANCE OF SECURITIES. Borrower shall not, directly or indirectly, issue, sell or otherwise dispose of (i) any of its shares of capital stock or other investment securities of any class such as to result in a change in the controlling interest in Borrower, (ii) any securities convertible into or exchangeable for any such shares, or (iii) any carrying Rights, warrants, options, or other rights to subscribe for or purchase any such shares.

                                                                  Exhibit 10.100


              5.2(h) TRANSACTIONS WITH AFFILIATES OR SUBSIDIARIES. Borrower shall not, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates or Subsidiaries, other than in the ordinary course of business of Borrower and upon fair and reasonable terms no less favorable than Borrower could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate or Subsidiary. All existing transactions of Borrower with any Affiliate or Subsidiary are described on
SCHEDULE 5.2(h) hereto.

              5.2(i) SALE OF ASSETS. Without Lender's prior written consent, Borrower shall not, directly or indirectly, sell, lease or otherwise dispose of any assets.

              5.2(j) CHANGE IN MANAGEMENT OF BORROWER. Without Lender's prior written consent, Borrower shall not initiate a change in the president, chief executive officer or chief financial officer until replacement acceptable to Lender has been engaged by Borrower. If such a change occurs which is not initiated by Borrower, Borrower shall obtain replacement management acceptable to Lender within sixty (60) days. During such sixty (60) day period, in addition to and supplemental to all other Rights of Lender under this Agreement, Lender may install an auditor(s) in any of the business locations of Borrower to ascertain Borrower's compliance with this Agreement.

              5.2(k) DEBT TO TANGIBLE NET WORTH. Borrower shall not permit its ratio of (i) Debt minus Debt subordinated to the Obligations on terms and conditions satisfactory to Lender, to (ii) Tangible Net Worth to exceed 2.0 to 1.0, as of the last day of each calendar quarter.

              5.2(l) TANGIBLE NET WORTH. Borrower shall not permit its Tangible Net Worth to be less than $25,000,000, as of the Closing Date and the last day of each calendar month.

              5.2(m) CONTRACT REDOCUMENTATION AND MODIFICATION. Borrower shall not redocument or otherwise modify any Contract without the prior written consent of Lender.

              5.2(n) COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower shall not, directly or indirectly, violate the provisions of any Laws, its articles of incorporation, bylaws, other governance documents or any agreements.

              5.2(o) NEW BUSINESSES. Borrower shall not, directly or indirectly, engage in any business other than that in which it is presently engaged without the prior written consent of Lender.

              5.2(p) FISCAL YEAR AND ACCOUNTING METHODS. Borrower shall not change its fiscal year, which currently ends each December 31, or method of accounting, other than immaterial changes in methods to which its independent certified public accountants concur without the prior written consent of Lender.

                                                                  Exhibit 10.100


              5.2(q) USE  OF  NAME  CONFIDENTIALITY.   Borrower  shall  not  use
Lender's name or trademark in connection with the operation of Borrower's business, including, but not limited to, any advertising undertaken by Borrower, and Borrower shall use all reasonable efforts to keep confidential the terms and conditions of the Loan Documents except as required to satisfy disclosure requirements of the Securities Exchange Commission or other supervising governmental agency.

              5.2(r) BUSINESS LOCATIONS. All present business locations of Borrower are set forth on SCHEDULE 5.2(r), including, without limitation, Borrower's principal place of business. Without the prior written consent of Lender, Borrower shall not conduct its business operations or store or otherwise locate any of the Collateral at any other location except as set forth on
SCHEDULE 5.2(r). Borrower shall establish no new Business location without giving written notice to Lender thirty (30) days prior to such establishment and executing and delivering to Lender any documents considered necessary by Lender, in Lender's sole discretion, to perfect or continue perfection of its Liens on the Collateral.

              5.2(s) DELIVERY OF DEALER DRAFTS. Borrower shall fund no Dealer Draft until the Dealer in a subject transaction has complied with the Dealer Agreement.

              5.2(t) MODIFICATION OF DEALER AGREEMENT. Without the prior written consent of Lender, Borrower shall not amend, modify, supplement or otherwise change the Dealer Agreement.

       5.3 REPORTING REQUIREMENTS. Borrower shall furnish to Lender such information as requested by Lender. Additionally, Borrower shall cause the following to be furnished to Lender:

              5.3(a) As soon as  available,  but no later than one hundred  five
(105) days after the last day of each fiscal year of Borrower, unqualified audited Financial Statements showing the financial condition and result of operations of each Borrower as of, and for the year ended on, such last day, accompanied by (i) the opinion of a firm of independent certified public accountants acceptable to Lender, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the financial condition and result of operations of Borrower, and (ii) a Financial Report Certificate with respect to such Financial Statements.

              5.3(b) As soon as available, but no later than thirty (30) days after the last day of each calendar month (i) unaudited Financial Statements (balance sheet and income statement only) showing the financial condition and results of operations of Borrower as of, and for the period from the beginning of the current fiscal year, to such last day, for the same time period (ii) a Financial Report Certificate with respect to such Financial Statements.

                                                                  Exhibit 10.100


              5.3(c) As soon as available, but no later than Tuesday of each week, as of Friday of the respective preceding week and upon submission of an Advance Request a Borrowing Base Report. Each Borrowing Base Report prepared by Borrower shall be certified as true, correct and complete by the president, chief executive officer or chief financial officer of Borrower.

              5.3(d) Notice, promptly after Borrower knows or has good faith reason to believe, of (i) the existence and status of any Litigation with respect to Borrower or any Guarantor which could have a Material Adverse Effect,
(ii) any change in any material fact or circumstance represented or warranted in any Loan Document, and/or (iii) a Default or Event of Default, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto.

              5.3(e) Promptly, but within five (5) Business Days upon request therefor by Lender, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets and liabilities of Borrower or any Person guaranteeing or providing Collateral to secure all or any part of the Obligations and such opinions, certifications and documents, in addition to those mentioned in this Agreement, as Lender may reasonably request.

       5.4 USE OF REPORTS. Borrower acknowledges and agrees that although Lender may rely on the unaudited financial statements and reports delivered to Lender pursuant to Section 5.3 to determine whether Borrower is in compliance with the  financial  covenants  set forth in  Section  5.2,  Lender may make any adjustment consistent with GAAP to such reports and statements, as it determines, in its sole discretion, which is necessary to more accurately reflect the financial condition of Borrower or to more accurately reflect the value of the Collateral. Lender shall advise Borrower of any material adjustments made pursuant to this Section 5.4. Any dispute between Borrower and Lender as to the interpretation and/or application of GAAP shall be resolved by obtaining the opinion of a certified public accountant and acceptable to Lender, at the expense of Borrower.

       5.5 AUDITS. Borrower shall permit Lender or its designated representative to enter upon Borrower's premises at any of Borrower's business locations to conduct periodic audits of Borrower's books, accounts, inventory and operations. Such audits shall be conducted during each calendar quarter during the term of this Agreement; provided, however, the frequency of such audits may be increased or decreased within the sole discretion of Lender. If no Event of Default has occurred and is continuing, Lender shall provide reasonable notice to Borrower of such audits and shall conduct such audits during regular business hours.

SECTION 6. EVENTS OF DEFAULT. The term "Event of Default" means the occurrence of any one or more of the following events:

                                                                  Exhibit 10.100


       6.1 PAYMENT OF OBLIGATIONS. The failure or refusal of Borrower to pay any portion of the Obligations as the same becomes due in accordance with the terms of the Loan Documents.

       6.2 OTHER COVENANTS. The failure or refusal of Borrower to punctually and properly perform, observe and comply with any covenant, agreement or condition contained in this Agreement.

       6.3 LOAN DOCUMENTS AND SECURITY DOCUMENTS. An Event of Default shall occur and be continuing under any Security Document or other Loan Document.

       6.4 BANKRUPTCY. (a) Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto, (b) an involuntary case is commenced against Borrower and the petition is not controverted within ten
(10) days, or is not dismissed within thirty (30) days, after commencement of the case, (c) a custodian is appointed for, or takes charge of, all or any substantial part of the property of Borrower, (d) Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such proceeding which remains undismissed for a period of thirty (30) days, (e) Borrower is adjudicated insolvent or bankrupt,
(f) Borrower makes a general assignment for the benefit of creditors, (g) Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, (h) Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, or (i) Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

       6.5 ATTACHMENT. The failure to have discharged, within a period of thirty (30) days after the commencement thereof, any attachment, sequestration or similar proceeding against any Material Assets of Borrower.

       6.7 PAYMENT OF JUDGMENTS. Borrower shall fail to pay, bond, secure or obtain a stay of enforcement from a court of competent jurisdiction of or with respect to any money judgment against it or its assets at least ten (10) days prior to the date on which Borrower's assets may be sold lawfully to satisfy such judgment.

       6.8 DEFAULT UNDER OTHER DEBT. Borrower shall default in the due and punctual payment of the principal of or the interest on any Debt, secured or unsecured, including, without limitation, any Debt or other obligation to any affiliate or subsidiary of Lender, or in the due performance or observance of any covenant or condition of any indenture or other material agreement executed in connection therewith, and such default shall have continued beyond any period of grace provided with respect thereto.

                                                                  Exhibit 10.100


       6.9 MATERIAL ADVERSE EFFECT. The occurrence of any event or events which shall have or cause a Material Adverse Effect.

       6.10 IMPAIRMENT OF COLLATERAL OR ABILITY TO PAY. The discovery by Lender of reliable and accurate information that the prospect of payment or performance of the Obligations is reasonably likely to be materially impaired, or that the value of the Collateral has or will be materially decreased.

       6.11 MISREPRESENTATION. Any statement, representation, or warranty in the Loan Documents or in any writing ever delivered by Borrower or on behalf of Borrower to Lender pursuant to the Loan Documents is false, misleading or erroneous in any material respect when made or when deemed to be repeated.

SECTION 7. RIGHTS AND REMEDIES.

       7.1 REMEDIES. Upon and after the occurrence of an Event of Default, Lender may, at its election, do any one or more of the following without notice of any kind, including, without limitation, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived by Borrower: (a) declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of an Event of Default under Section 6.4 (a)-(f) inclusive, the entire Obligations shall automatically become due and payable without notice or other action of any kind whatsoever); (b) terminate its commitment to lend hereunder; (c) exercise the Rights of offset or banker's lien against the interest of Borrower in and to every account and other property of Borrower which are in the possession of Lender to the extent of the full amount of the Obligations; (d) foreclose any or all Liens held by Lender or otherwise realize upon any and all of the Rights Lender may have in and to the Collateral, or any part thereof; and (e) exercise any and all other legal or equitable Rights afforded by the Loan Documents or under Law. Notwithstanding the foregoing, Lender may, but shall be under no obligation, to use reasonable efforts to notify Borrower of any of the foregoing; provided, however, the parties hereto expressly agree that the failure of Lender to provide notice shall not in any way affect or impair any action taken by Lender, it being understood that any absolute obligation of notice is hereby waived by Borrower to the fullest extent permitted by Law.

       7.2 PERFORMANCE BY LENDER. If any covenant, duty or agreement of Borrower is not performed in accordance with the terms of the Loan Documents, Lender may, at its option, perform or attempt to perform, such covenant, duty or agreement on behalf of Borrower. In such event, any amount expended by Lender in such performance or attempted performance shall be payable by Borrower to Lender on demand, shall become part of the Obligations and shall bear interest at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and shall never have, except by express

                                                                  Exhibit 10.100


written consent of Lender, any liability or responsibility for the performance of any covenant, duty or agreement of Borrower.

       7.3 DELEGATION OF DUTIES AND RIGHTS. Lender may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

       7.4 EXPENDITURES BY LENDER. Borrower shall indemnify Lender for all court costs, reasonable attorneys' fees, other costs of collection and other sums spent by Lender pursuant to the exercise of any Right (including, without limitation, any effort to collect or enforce the Revolving Credit Note) provided herein shall be payable to Lender on demand, shall become part of the Obligations and shall bear interest at the Default Rate from the date spent until the date repaid. This Agreement, together with all other Loan Documents, constitutes a contract of indebtedness pursuant to O.R.C. SS.1301.21.

SECTION 8. MISCELLANEOUS.

       8.1 NOTICES. All notices, requests and other communications to be given hereunder shall be in writing and shall be given to such party at its address or fax number set forth on SCHEDULE 8.1 hereto or such other address or fax number as such party may hereafter specify by notice to Lender and Borrower. Each such notice, request or other communication shall be effective (i) if given by fax during the business hours of the party receiving notice, when transmitted to the fax number specified in this Section and a confirmation of receipt (which may be telephonic) is given by the recipient, (ii) if given by mail, on the third day after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section; provided, that, notices under this (iii) to Borrower or to Lender shall not be effective until received. All notices shall also be given, simultaneously and in like manner, to such party's legal counsel at its address or fax number set forth on SCHEDULE 8.1 hereto or such other address or fax number as such party may hereafter specify by notice to the other parties.

       8.2 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       8.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in exercising any Right or remedy hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any Right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other Right or remedy hereunder. The Rights and remedies herein expressly provided are cumulative and not exclusive of any Rights or remedies which Lender would otherwise have.

                                                                  Exhibit 10.100


       8.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of Lender and any purported assignment in violation of the foregoing shall be null and void.

       8.5 NUMBER AND GENDER OF WORDS. Whenever in any Loan Document the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Document shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Document as a whole and not to any particular part or subdivision thereof.

       8.6 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

       8.7 EXHIBITS AND SCHEDULES. If any EXHIBIT or SCHEDULE, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof. Each of the EXHIBITS and SCHEDULES are incorporated herein by this reference.

       8.8 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished to Lender under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Lender and its counsel.

       8.9 CONFLICTS. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with or is inconsistent with any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control. The foregoing notwithstanding, as to the subject matter of the Loan Document entitled Agreement With Respect to Prevention and Resolution of Disputes, the provisions of that Loan Document shall govern and control.

       8.10 WAIVERS BY BORROWER. TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, NOTICE OF INTENT TO ACCELERATE THE MATURITY OF THE OBLIGATIONS AND NOTICE OF SUCH ACCELERATION, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT,
EXTENSION, OR RENEWAL; (B) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF, OR THE LENDER'S REPLEVY, ATTACHMENT OR LEVY UPON, THE COLLATERAL OR ANY BOND OR

                                                                  Exhibit 10.100


SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

       8.11 WAIVER OF JURY. LENDER AND BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN BORROWER AND LENDER IN CONNECTION WITH THE LOAN DOCUMENTS, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE FINANCING TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES, INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OR JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT RELATED HERETO.

       8.12 CHANGES IN GAAP. All accounting and financial terms used in any of the Loan Documents and the compliance with each covenant contained in the Loan Documents which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Documents. Should a change in GAAP require a change in any method of accounting, then such change shall not result in an Event of Default if, at the time of such change, such Event of Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of Borrower; provided that, after any such change in accounting methods, the Financial Statements required to be delivered to Lender pursuant to the terms hereof shall be prepared in compliance with such new method or methods of accounting but accompanied by such information, in form and detail satisfactory to Lender, that will allow Lender to readily determine the effect of such changes in accounting methods on such Financial Statements, and, for the purpose of determining whether an Event of Default has occurred, Lender shall look solely to such Financial Statements as adjusted to reflect compliance with such former method or methods of accounting.

       8.13 EXCEPTIONS TO COVENANTS. Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Documents if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

       8.14 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. Borrower's obligations under Sections 5.1(e) and 5.1(i) hereof shall remain operative and in full force and effect regardless of the

                                                                  Exhibit 10.100

termination of this Agreement, the repayment of the Revolving Credit Note, or the existence of any investigation made on behalf of the Lender regarding the representations and warranties made by Borrower in connection with the Loan Documents. If and to the extent that the obligations of Borrower under Sections 5.1(E) and 5.1(I) are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable Law.

       8.15 GOVERNING LAW; VENUE. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS AND SECURITY DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO. VENUE FOR ANY PROCEEDING RELATED TO OR ARISING FROM THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE FRANKLIN COUNTY, OHIO, AT THE OPTION OF LENDER.

       8.16 MAXIMUM INTEREST RATE. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Revolving Credit Note, the other Loan Documents, or any other document relating hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Revolving Credit Note, the other Loan Documents, or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Revolving Credit Note or on account of any other indebtedness of Borrower to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to Lender, under any specific contingency, exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

       8.17 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining

                                                                  Exhibit 10.100


provisions of this Agreement shall remain in full force and effect and shall not be affected thereby.

       8.18 LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the Right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the Right to exercise the remedies provided in
Section 7.

       8.19 INFORMATION SHARING. The Lender may provide any information the Lender may have about the Borrower or about any matter relating to this Agreement or the Obligations hereunder to Bank One Corporation, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Obligations. The Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations under this Agreement to one or more purchasers whether or not related to the Lender. Notwithstanding the foregoing, the parties agree that they shall not share personally identifiable information of any consumers or customers with the other party, except as required to perform the parties' respective obligations under this Agreement, and except as may be necessary for Lender to exercise its rights under this Section 8.19 relative to sales, transfers or potential sales or transfers, of the Obligations; and neither party shall solicit any consumers or customers of the other party, based on personally identifiable information received in connection with this Agreement.

       8.20 ENTIRETY AND AMENDMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN BORROWER AND LENDER AND SUPERSEDE ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. BORROWER CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH HEREIN AND THE OTHER LOAN DOCUMENTS OF EVEN DATE HEREWITH.

                  [Remainder of Page Intentionally Left Blank]

                                                                  Exhibit 10.100


       8.21 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                                      Lender:
                                      BANK ONE, NA

                                      By: /s/ CRAIG LARSON
                                          ------------------------------
                                          Name:  Craig Larson
                                          Title: Commercial Loan Officer

                                      Borrower:

                                      E-LOAN, INC.



                                      By: /s/ MATT ROBERTS
                                          ------------------------------
                                          Name:  Matt Roberts
                                          Title: CFO

                                                                  Exhibit 10.100


                                    EXHIBITS
                                TO LOAN AGREEMENT

EXHIBIT A         REVOLVING CREDIT NOTE
---------

EXHIBIT B         FINANCIAL REPORT CERTIFICATE
---------

EXHIBIT C         CONTRACT PURCHASE AGREEMENTS
---------

EXHIBIT D         DEALER AGREEMENT
---------

                                                                  Exhibit 10.100


                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

                                                     EFFECTIVE AS OF
$25,000,000                                          APRIL 2, 2001 ("NOTE DATE")


       FOR VALUE RECEIVED, the undersigned, E-LOAN, INC., a Delaware corporation, ("MAKER"), hereby unconditionally promises to pay on the first anniversary of the Note Date to the order of BANK ONE, NA, a national banking association with its principal offices in Columbus, Ohio ("LENDER"), not later than noon, Eastern Time, at its office located at 1111 Polaris Parkway #3J, Columbus, Ohio 43240 or at such other place as may be designated by Lender from time to time, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (i) TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans (as defined in that certain Loan Agreement, dated as of even date herewith by and between Maker and Lender, as amended, modified or supplemented from time to time, the "LOAN AGREEMENT") made by Lender to the undersigned pursuant to the Loan Agreement, together with any interest from the date hereof until maturity at the rates per annum provided below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

       1. RATES OF INTEREST AND PAYMENTS. Subject to the provisions of the Loan Agreement, Maker agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding from the date hereof until the principal balance hereof is paid in full at a fluctuating rate per annum equal to the applicable rate of interest as set forth in the Loan Agreement. Principal and interest payments on the unpaid principal balance and accrued interest due hereunder shall be made and applied in accordance with the provisions of the Loan Agreement, particularly Sections 2.5, 2.6, 2.7, 2.8, 2.9,
2.11 and 2.12 of the Loan Agreement. The provisions of Sections 2.6 and 8.16 of the Loan Agreement shall control the computation of interest hereunder.

       2. NOTICES. All notices required or permitted hereunder shall be in writing, and given in the manner, and addressed to the Maker and Lender at the addresses set forth in, Section 8.1 of the Loan Agreement, or at such other address as such party may from time to time designate by written notice to the others.

       3. LOAN AGREEMENT. This is the Revolving Credit Note referred to in the Loan Agreement, and the holder hereof is entitled to all the benefits provided therein and in the other Loan Documents. Reference is made to the Loan Agreement and the other Loan Documents which, among other things, contain provisions regarding optional and mandatory prepayment and acceleration of maturity upon certain Events of

                                                                  Exhibit 10.100


Default described therein. This Revolving Credit Note is secured by the Security Documents.

       4. WAIVERS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE LOAN AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE MAKER, SIGNERS, SURETIES, GUARANTORS, ENDORSERS AND OTHER PARTIES EVER LIABLE FOR PAYMENT OF ANY SUMS OF MONEY PAYABLE ON THIS REVOLVING CREDIT NOTE JOINTLY AND SEVERALLY WAIVE
VALUATION AND APPRAISAL, DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, NOTICE OF DEMAND, NOTICE OF ACCELERATION, DILIGENCE IN COLLECTING, GRACE, NOTICE, AND PROTEST, AND AGREE TO ONE OR MORE RENEWALS OR EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME, PARTIAL PAYMENTS, AND RELEASES OR SUBSTITUTIONS OF SECURITY, IN WHOLE OR IN PART, WITH OR WITHOUT NOTICE, BEFORE OR AFTER MATURITY. NO WAIVER BY LENDER OF ANY OF ITS RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY OTHER DOCUMENT EVIDENCING OR SECURING THIS REVOLVING CREDIT NOTE OR OTHERWISE SHALL BE CONSIDERED A WAIVER OF ANY OTHER SUBSEQUENT RIGHT OR REMEDY OF LENDER; NO DELAY OR OMISSION IN THE EXERCISE OR ENFORCEMENT BY LENDER OF ANY RIGHTS OR REMEDIES SHALL EVER BE CONSTRUED AS A WAIVER OF ANY RIGHT OR REMEDY OF LENDER; AND NO EXERCISE OR ENFORCEMENT OF ANY SUCH RIGHTS OR REMEDIES SHALL EVER BE HELD TO EXHAUST ANY RIGHT OR REMEDY OF LENDER.

       5. LEGAL FEES. If this Revolving Credit Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after an Event of Default or maturity, the undersigned agrees to indemnify Lender for all costs of collection, including, but not limited to court costs and reasonable attorneys' fees.

       6. ACCELERATION. Upon the occurrence of one or more of the Events of Default specified in the Loan Agreement, the holder thereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Revolving Credit Note to be immediately due and payable, without notice of any kind.

       7. AGREEMENT WITH RESPECT TO PREVENTION AND RESOLUTION OF DISPUTES. THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH A CERTAIN AGREEMENT WITH RESPECT TO PREVENTION AND ENFORCEMENT OF DISPUTES ("DISPUTE RESOLUTION AGREEMENT"), THE TERMS AND PROVISIONS OF WHICH ARE INCORPORATED HEREIN. AMONG OTHER PROVISIONS, THE DISPUTE RESOLUTION AGREEMENT PROVIDES FOR WAIVER OF JURY BY LENDER AND MAKER, JURISDICTION AND VENUE IN FRANKLIN COUNTY, OHIO, AND CONSTRUCTION AND INTERPRETATION UNDER THE LAWS OF THE STATE OF OHIO.

       9. NOTICE OF FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                                  Exhibit 10.100


       10. MISCELLANEOUS. Maker and the Lender intend that this Revolving Credit Note shall be in compliance with all applicable laws and shall be enforceable in accordance with its terms. If any provision of this Revolving Credit Note shall be illegal or unenforceable, such provision shall be deemed cancelled to the same extent, as though it never had appeared herein, but the remaining provisions shall not be affected thereby. In the event that the interest rate provided for in this Revolving Credit Note shall be deemed to be usurious under applicable law, then such interest rate shall be deemed modified to the highest rate permitted under such applicable usury law and all payments theretofore made shall be credited as though such rate had been the rate originally provided for herein.

       Any and all references in this Revolving Credit Note to any other document or documents shall be references to such other document or documents as the same may from time to time be modified, amended, renewed, consolidated or extended.

       The term "Maker" as used herein shall include the undersigned and its successors and assigns; provided that this paragraph shall not be deemed to be a consent or approval by the Lender of any transfer or assignment by Maker.

       This Revolving Credit Note, is executed as of the date and year first above written.

                                          MAKER:

                                          E-LOAN, INC.


                                          ------------------------------
                                          By:
                                             ---------------------------
                                          Its:
                                              --------------------------

                                                                  Exhibit 10.100


                                    EXHIBIT B

                              ADVANCE REQUEST FORM

TO: Bank One, NA
    1111 Polaris Parkway #3J
    Columbus, OH  43240
    Attn:  Craig Larson

DATED AS OF: ______________________

BORROWER:    E-Loan, Inc.

Ladies and Gentlemen:

       The undersigned is the President of the Borrower, and is authorized by the Borrower to make and deliver this certificate pursuant to that certain Loan Agreement effective as of April 2, 2001, by and between Borrower and Bank One, NA (as the same may be amended, renewed, extended, modified and/or restated from time to time, the "AGREEMENT"). All terms defined in the Agreement shall have the same meaning herein. Borrower hereby requests a Revolving Credit Loan in accordance with SECTION 2.1 of the Agreement.

       In connection with the foregoing and pursuant to the terms and provisions of the Agreement, the Borrower hereby represents and warrants that:

       (a) All of the representations and warranties of Borrower contained in the Agreement and in any of the other Loan Documents are true and correct in all material respects on the date hereof, as though made on and as of such date. The Financial Statements delivered by Borrower to Lender through the date hereof are true, correct and complete in all material respects and fully comply with the provisions of the Agreement.

       (b) No event has occurred and is continuing, or would result from the Revolving Credit Loan requested, which constitutes or would constitute a Default or Event of Default.

       (c) No change has occurred in the business, assets, operations, prospects or financial or other condition of the Borrowers which could have a Material Adverse Effect since the date of the last Revolving Credit Loan.

       (d) The aggregate unpaid principal amount of all Revolving Credit Loans, after giving effect to this Revolving Credit Loan is equal to or less than the lesser of (x) the Borrowing Base, and (y) the Commitment.

       (e) All information supplied herein and herewith is true, correct, and complete as of the date hereof.

                                                                  Exhibit 10.100

       No Event of Default exists on the date hereof,  other than ______________

_____________________________ [if none, so state].

                                    Sincerely,

                               ----------------------------------------
                                    President

Enclosures:

[MATERIALS REQUIRED BY THE LOAN AGREEMENT]

                                                                  Exhibit 10.100


                          FINANCIAL REPORT CERTIFICATE

                            [Letterhead of Borrower]

                           ____________________, 2001

Bank One, NA-OH1-1009
1111 Polaris Parkway #3J
Columbus, OH  43240
Attn:  Craig Larson

Ladies and Gentlemen:

       The undersigned, President of E-Loan, Inc. ("BORROWER"), gives this Financial Report Certificate (the "CERTIFICATE") to Bank One, NA ("LENDER") in accordance with the requirements of that certain Loan Agreement effective as of April 2, 2001, between Borrower and Lender ("LOAN AGREEMENT"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

       1. Based upon my review of the balance sheets and statements of income and other financial information of Borrower for the [fiscal year] [month] ending ___________, _____, copies of which are attached hereto, I hereby certify that:

              (a) The Borrower's ratio of Debt to Tangible Net Worth as of _____________________ is _____ to _____. (See Section 5.2(k) of the Loan
       Agreement.)

              (b)    The     Borrower's     Tangible    Net    Worth    as    of
       __________________________ is __________________.  (See Section 5.2(l) of
       the Loan Agreement.)


       2.     No  Event  of  Default  exists  on the date  hereof,  other  than:
_______________________________ [if none, so state]; and


                                          Very truly yours,



                                          ---------------------------

                                                                  Exhibit 10.100


                                    EXHIBIT C

                          CONTRACT PURCHASE AGREEMENTS

       1. Strategic Alliance Agreement between Bank of America, N.A., Banc of America Auto Finance Corp., and Electronic Vehicle Remarketing, Inc. dated August 23, 1999 (1)+

       2. Auto Loan Purchase and Sale Agreement with Bank of America dated May 16, 2000 (2)+

       3. Auto Loan Purchase and Sale Agreement with AmeriCredit Financial Services dated June 5, 2000 (2)+

       4. Auto Loan Purchase and Sale Agreement with TranSouth Financial Corporation dated May 4, 2000 (2)+

       5.     Auto Loan Purchase and Sale Agreement with Wells Fargo Bank, N.A.
              - Auto Finance Group dated May 1, 2000 (2)+



(1) Filed with Quarterly Report on Form 10-Q (FQE 09/30/99) on November 15, 1999, as amended.

(2)  Filed with Quarterly Report on Form 10-Q (FQE 06/30/00) on August 14, 2000.

+    Confidential Treatment Requested.

                                                                  Exhibit 10.100


                                    EXHIBIT D

                              DEALERSHIP AGREEMENT

                                    [GRAPHIC]

                                                                  Exhibit 10.100

                                    SCHEDULES

SCHEDULE 3.1      CLOSING DOCUMENTS AND CONDITIONS

SCHEDULE 4.4      PRIOR NAMES AND TRADE NAMES OF BORROWER

SCHEDULE 4.8      PENDING LITIGATION INVOLVING BORROWER OR GUARANTOR

SCHEDULE 4.11     EMPLOYEE BENEFIT PLANS

SCHEDULE 4.13     PERMITTED LIENS

SCHEDULE 4.15     CONSENTS REQUIRED

SCHEDULE 4.16     SUBSIDIARIES AND AFFILIATES

SCHEDULE 4.17     OWNERSHIP

SCHEDULE 5.2(a)   PERMITTED DEBT

SCHEDULE 5.2(h)   TRANSACTIONS WITH AFFILIATES OR SUBSIDIARIES

SCHEDULE 5.2(r)   BUSINESS LOCATIONS

SCHEDULE 8.1      NOTICES

                                                                  Exhibit 10.100


                                  SCHEDULE 3.1

                        CLOSING DOCUMENTS AND CONDITIONS

1. LOAN AGREEMENT. This Loan Agreement shall have been duly executed and delivered to Lender by Borrower.

2. REVOLVING CREDIT NOTE. Lender shall have received the Revolving Credit Note, dated on or about the Closing Date, conforming to the requirements of this Loan Agreement and duly executed by Borrower.

3. AGREEMENT WITH RESPECT TO PREVENTION AND RESOLUTION OF DISPUTES. Lender shall have received the Agreement With Respect To Prevention and Resolution of Disputes, dated on or about the Closing Date, duly executed by Borrower.

4. SECURITY AGREEMENT. Lender shall have received the Security Agreement of Borrower, dated on or about the Closing Date, duly executed by Borrower.

5. FINANCING STATEMENTS. All financing statements required or, in Lender's opinion, advisable to be filed in order to create, in favor of Lender, a first priority perfected Lien on all assets of Borrower with respect to which a Lien can be perfected by means of filing a UCC financing statement, shall have been properly executed and delivered to Lender and filed of record, and all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings and recordings shall have been paid in full on behalf of the above referenced parties.

6. UCC SEARCHES. Lender shall have received the results of UCC searches showing all filings of purported lien holders against Borrower in such other offices as Lender may require, each search dated a date reasonably close to the Closing Date.

7. RELEASES AND/OR ASSIGNMENTS. Lender shall have received releases and/or assignments or agreements to execute such releases and/or assignments of all existing Liens (other than permitted liens) on the Collateral against the assets of Borrower.

8. RELATED DOCUMENTS RELATIVE TO BORROWER. Lender shall have received the following, dated reasonably close to the Closing Date, for Borrower:

     a. GENERAL CERTIFICATE WITH INCUMBENCY. Lender shall have received a Certificate from the President or Chief Executive Officer of Borrower, dated the Closing Date, to the effect that: (i) the representations and warranties made by Borrower in the Loan Documents to which such Borrower is a party or which are contained in any certificate, document or financial or other statement furnished at the time of or in connection with the transaction contemplated hereunder shall be correct on and as of the Closing Date as if made on and as of such date; (ii) no Default or Event of Default shall have occurred and be continuing on the Closing Date; and, (iii) no outstanding or

                                                                  Exhibit 10.100


unpaid judgment and/or actions, suits or proceedings, before any court or before any governmental or administrative body or agency which might prevent or preclude the consummation of the transactions contemplated hereunder are pending or threatened against Borrower.

     b. CORPORATE PROCEEDINGS. Lender shall have received a copy of the resolution of the Board of Directors of Borrower authorizing: (i) the execution, delivery and performance of all Loan Documents to which such Borrower is a party, (ii) the consummation of the transactions contemplated hereunder or thereunder; and, (iii) the borrowings and grants of Liens under the Loan Documents, all of the above certified by the secretary of Borrower on or about the Closing Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates.

     c. INCUMBENCY CERTIFICATES. Lender shall have received a certificate of the President and/or Chief Executive Officer of Borrower dated on or about the Closing Date, as to the incumbency and signature of the officers of Borrower executing each of the Loan Documents to which Borrower is a party, together with evidence of the incumbency of such Chief Executive Officer and/or President.

     d. CHARTER DOCUMENTS AND BY-LAWS. Lender shall have received: (i) a copy, certified as of the date reasonably close to the Closing Date by the secretary of the state of incorporation or organization, of the Articles of Incorporation, together with all amendments thereto, of Borrower; (ii) a copy, certified as of the Closing Date by the Chief Executive Officer and/or President of Borrower, of its by-laws in effect on the Closing Date; (iii) a certificate or telex confirmation as of a date reasonably close to the Closing Date from the Secretary of State or other appropriate governmental officer as to Borrower as to the existence and standing of Borrower; (iv) a certificate dated as of a date reasonably close to the Closing Date from each state in which Borrower is qualified to do business as to the existence and standing of Borrower; and, (v) a certificate dated as of the Closing Date from the Chief Executive Officer and/or President of Borrower to the effect that the documents delivered pursuant to clauses (i) and (ii) are true and correct copies of such documents and, as relates to the documents delivered pursuant to clause (i), as on file with the secretary of state of the state of incorporation or organization or other governmental officer and no action has been taken to amend, modify or repeal such documents delivered pursuant to clauses (i) and (ii) above, the same being in full force and effect in such form on the Closing Date.

     e. COPIES OF LEASES. Lender shall have received copies of each equipment and premises lease to which Borrower is a party whether as lessor or lessee, accompanied by a certificate that such copies are correct and complete, dated on or about the Closing Date, by the President or Chief Executive Officer of Borrower.

9. INSURANCE. Lender shall have received from Borrower evidence satisfactory to Lender as to the satisfaction of the requirements relating to insurance set forth in this Agreement.

                                                                  Exhibit 10.100


10. CONTRACT PURCHASE AGREEMENTS. The Contract Purchase Agreements shall have been delivered by Borrower to Lender which shall comport with the requirements of this Loan Agreement.

11. REGULATORY APPROVALS: CONSENTS. Lender shall have received evidence satisfactory to Lender that all requisite regulatory approvals and consents of any other Person with respect to the transactions contemplated by the Loan Documents have been obtained in order to consummate the transactions contemplated hereby.

12. ABSENCE OF CHANGES. Lender shall have received evidence satisfactory to Lender including, without limitation, a certificate executed by the President or Chief Executive Officer of Borrower, to such effect, that no material adverse change has occurred in the business, assets, operations, prospects or financial or other condition of Borrower.

13. ACCOUNTANTS LETTER. Lender shall have received a letter or letters approved by Borrower and addressed to Borrower's independent certified public accountants, authorizing such accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition and other affairs of Borrower.

14. REPORTS. Lender shall have received a Borrowing Base Report dated on or about the Closing Date.

15. SUBORDINATION/INTERCREDITOR AGREEMENTS. Lender shall have received Subordination or Intercreditor Agreements in favor of Lender, in form and content acceptable to Lender in its sole discretion, authorized and executed by each Person to whom/which Borrower owes Debt or other payment obligations.

16. OPINION OF BORROWER'S COUNSEL. Lender shall have received the opinion of Borrower's legal counsel regarding the loan transaction hereunder and such issues related thereto as Lender may require.

17. DUE DILIGENCE. The results of Lender's, its auditor's and legal counsel's due diligence regarding the transaction hereunder shall be satisfactory to Lender, and Lender shall be satisfied with the assets, books and records and the business and financial condition of Borrower.

18. OTHER DOCUMENTS. Such other agreements, documents, instruments, opinions, certificates and evidences as Lender or its legal counsel may request.

     All of the foregoing shall be in a form and of a substance acceptable to Lender.

                                                                  Exhibit 10.100


                                  SCHEDULE 4.4
                     PRIOR NAMES AND TRADE NAMES OF BORROWER

- Palo Alto Funding Group, Inc. (from October 1992 to December 18, 1997)

- Eloan, Inc. (from August 21, 1996 to August 28, 1997)

                                                                  Exhibit 10.100


                                  SCHEDULE 4.8
                      PENDING LITIGATION INVOLVING BORROWER

HAMRICK V. FIRST UNION MORTGAGE CORPORATION, ET AL.

     On December 21, 1999, Charles Hamrick ("Hamrick") filed a complaint against First Union Mortgage Corporation ("First Union") in the Circuit Court of Shelby, Alabama, as case no. Cvaa-1049, seeking an injunction to prevent First Union from foreclosing on the plaintiff's residence, compensatory and punitive damages, and statutory damages for violation of the Fair Debt Collection Practices Act. The case was removed to the U.S. District Court for the Northern District of Alabama, as case no. CV-J-0160-S, and E-LOAN and Service Link, L.P. were added as defendants, in a 1st Amendment to Complaint that was filed in that Court. In the 1st Amendment to Complaint, the plaintiff seeks compensatory and punitive damages in an unspecified amount against First Union, E-LOAN and Service Link arising from their actions in August and September of 1999, relating plaintiff's application for a refinance loan that was not funded. On or about June 28, 2000, First Union filed a cross-claim against E-LOAN and Service Link, alleging fraud and unjust enrichment, and seeking damages in the amount of $77,940.27, plus compensatory and punitive damages, and attorney's fees. E-LOAN has filed a response to the complaint and cross-claims, denying any liability. The parties are proceeding with discovery, and have tentatively agreed to a settlement whereby E-LOAN would make a no-fee mortgage loan to Hamrick in the principal amount of approximately $109,000, and pay the sum of $5,000, in exchange for a dismissal with prejudice and a full release of claims.

                                                                  Exhibit 10.100


                                  SCHEDULE 4.11

                             EMPLOYEE BENEFIT PLANS

401(K) SAVINGS PLAN

The Company has a savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 20%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees on the United States payroll of the Company age 21 years or older are eligible to participate in the 401(k) Plan.

STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS

As of December 31, 2000, the Company had reserved up to 12,100,000 shares of common stock issuable upon exercise of options issued to certain employees, directors, and consultants pursuant to the Company's 1997 Stock Option Plan. Such options were exercisable at prices established at the date of grant, and have a term of ten years. Initial optionee grants had a vested interest in 25% of the option shares upon the optionee's completion of one year of service measured from the grant date. The balance will vest in equal successive monthly installments of 1/48 upon the optionee's completion of each of the next 36 months of service. If an option holder ceases to be employed by the Company, vested options held at the date of termination may be exercised within three months. Options under the plan may be either Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code, or Nonstatutory Options. During the years ended December 31, 1998, 1999 and 2000, 3,084,627, 4,961,910 and
6,458,404 options had been granted and 621,630, 2,304,101 and 888,133 options were still available for grant under the Company's stock option plan.

In March 1999, the Company adopted the 1999 Employee Stock Purchase Plan (the "Purchase Plan") under which 1,500,000 shares of common stock were reserved for issuance. Employees who participate in the Purchase Plan may have up to 15% of their earnings withheld and used to purchase shares of common stock on specified dates as determined by the Board. The price of common stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock, at the commencement date or the ending date of each 24-month offering period. Each offering period includes four six-month purchase periods. No compensation expense is recorded in connection with this plan.

Attached is a summary of benefits for E-LOAN's California and Florida employees, respectively.

[GRAPHIC]

                                                                  Exhibit 10.100


                                  SCHEDULE 4.13

                                 PERMITTED LIENS

     1. Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

     2. The following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for Taxes not yet due and payable; mechanic's lien and materialmen's Liens for services or materials for which payment is not yet due and payable; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, is subordinate to Liens in favor of Lender;

     3. The following so long as (i) the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, (ii) reserve or other appropriate provision (if any) required by Lender shall have been made, (iii) levy and execution thereon have been stayed and continue to be stayed, (iv) any thereof covering any Collateral must be subordinate to all Liens in favor of Lender, and (v) they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business:

     Claims and Liens for Taxes due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any of the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and adverse judgments on appeal.

                                                                  Exhibit 10.100


                                  SCHEDULE 4.15
                                CONSENTS REQUIRED

[GRAPHIC]

                                                                  Exhibit 10.100


                                  SCHEDULE 4.16
                           SUBSIDIARIES AND AFFILIATES

E-Loan International, Inc. - Wholly-owned subsidiary that is a British Virgin Islands Corporation for the purpose of holding shares in our international joint ventures.

E-Loan Japan, K.K. - Joint Venture with SOFTBANK Finance Corporation. E-Loan, Inc. ownership is 40% as of March 2001.

                                                                  Exhibit 10.100


                                  SCHEDULE 4.17
                                    OWNERSHIP

E-Loan, Inc., is a public company traded on NASDAQ under the symbol EELN. The following are those beneficial owners of borrower of 5% or greater interest.

BENEFICIAL OWNER                                            NUMBER      PERCENT
----------------                                          ----------    -------
Entities affiliated with Benchmark Capital Partners       10,200,254     19.01%
Entities affiliated with Technology Partners               6,065,403     11.31%
Entities affiliated with SOFTBANK                          5,437,797     10.14%
Christian A. Larsen                                        3,722,153      6.94%
Janina Pawlowski                                           3,672,303      6.84%

WARRANTS OUTSTANDING

1. Warrant to purchase 6,500,000 shares common stock at an exercise price of $3.75, expires 4/25/2003

2. Warrant to purchase 6,600,000 shares common stock at an exercise price of $15.00, expires 7/25/2003

3. Warrant to purchase 300,000 shares common stock at an exercise price of $1.55, expires 2/23/2006

OPTIONS OUTSTANDING

1. 1997 Stock Option Plan - 12,290,455 shares authorized but unissued as of 3/30/01

2.   1999 Employee Stock Purchase Plan - 2,385,599 shares available for purchase

                                                                  Exhibit 10.100


                                 SCHEDULE 5.2(a)
                                 PERMITTED DEBT

1. Debt secured by Permitted Liens; so long as such Permitted Liens do not impair the priority or enforceability of the Liens of Lender.

                                                                  Exhibit 10.100


                                 SCHEDULE 5.2(h)
                  TRANSACTIONS WITH AFFILIATES OR SUBSIDIARIES

None.

                                                                  Exhibit 10.100

                                 SCHEDULE 5.2(r)
                               BUSINESS LOCATIONS

E-Loan, Inc.
5875 Arnold Road
Dublin, CA  94568


E-Loan, Inc.
3563 - 501 Philips Highway
Jacksonville, FL  32207

                                                                  Exhibit 10.100


                                  SCHEDULE 8.1
                                     NOTICES

AS TO BORROWER                                 WITH COPY TO:

E-Loan, Inc.                                   E-Loan, Inc.
5875 Arnold Road                               5875 Arnold Road
Dublin, CA  94568                              Dublin, CA 94568

Telephone: 925- 560-2626                       Telephone:  925-560-2631
Telefax: 925-556-2178                          Telefax:  925-803-3503
Attn: Joseph J. Kennedy, President             Attn: Edward A. Giedgowd, Counsel

AS TO LENDER:                                  WITH COPY TO:

Bank One, Columbus, NA-OH1 -1 009              Yvette A. Cox, Esq.
1111 Polaris Parkway #3J                       Arter & Hadden, LLP
Columbus, OH 43240                             1 0 West Broad Street
Telephone: 614-248-7704                        Columbus, OH 43215
Telefax: 614-248-0156                          Telephone: 614-221-3155
Attn:  Craig Larson                            Telefax: 614-221-0479